PRESS RELEASE

FOR IMMEDIATE RELEASE

                                             CONTACT:
                                             Martin M. Ellen
                                             Vice President and Chief Financial
                                             Officer
                                             Cabot Microelectronics Corporation
                                             630/375-6631


              CABOT MICROELECTRONICS AND METRON TECHNOLOGY ANNOUNCE
                     MODIFICATION OF DISTRIBUTION AGREEMENT

AURORA, Illinois - August 5, 2002 - Cabot Microelectronics Corp. (NASDAQ: CCMP) and Metron Technology (Nasdaq: MTCH) announced today the modification of their distribution agreement. Under the revised agreement, Cabot Microelectronics will assume direct distribution of its products in Europe, Singapore and Malaysia effective as of June 1, 2003, while Metron will continue to distribute Cabot Microelectronics products in Israel.

"We have had a long and successful relationship with Metron Technology," said Matthew Neville, president and chief executive officer of Cabot Microelectronics. "For strategic reasons, we have decided to distribute our products directly in Europe, Singapore and Malaysia. This strategy, which we have developed over time, will allow us to further strengthen our solid relationships with our customers and bring directly to them the full capabilities of our organization. We will be working with Metron over a 10-month period to position our organization to provide seamless transition and support to our customers while continuing our business relationship with Metron in support of our customers in Israel."

"We value our relationship with Cabot Microelectronics and will work closely with the company to ensure customer satisfaction during this transition," said Ed Segal, chairman and chief executive officer of Metron Technology.


ABOUT CABOT MICROELECTRONICS CORPORATION

Cabot Microelectronics, headquartered in Aurora, Ill., is the leading supplier of CMP slurries for polishing various materials used in semiconductor manufacturing processes. The company's products play a critical role in its customers' manufacturing processes, enabling the manufacture of smaller, faster and more complex devices. Cabot

CABOT MICROELECTRONICS AND METRON TECHNOLOGY ANNOUNCE MODIFICATION OF
DISTRIBUTION AGREEMENT...............................................PAGE 2 OF 3



Microelectronics is traded on Nasdaq under the symbol CCMP. For more information on Cabot Microelectronics, visit our website www.cabotcmp.com or call (630) 499-2600.


ABOUT METRON TECHNOLOGY N.V.

Metron Technology N.V. (Nasdaq: MTCH) is a leading global provider of outsourced marketing, sales, service and support solutions to semiconductor materials and equipment suppliers and semiconductor manufacturers. Metron also provides semiconductor manufacturers with the ability to outsource a wide variety of fab equipment support services, such as materials management, cleanroom services and facility maintenance. These services enable Metron's customers to increase fab productivity and focus on their core competencies, such as product development, manufacturing and marketing. By partnering with Metron, Metron's principals (suppliers) can focus on product development and other core competencies, reduce their time to market and use Metron's global network to better compete with larger companies. Metron Technology N.V. has its headquarters in Burlingame, California, and is on the web at http://www.metrontech.com


SAFE HARBOR STATEMENT

Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "will" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of Metron Technology to differ materially from those indicated by these forward-looking statements, including, among others, risks detailed from time to time in the Company's SEC reports, including its Annual Report on Form 10-K for the year ended May 31, 2001 and its Quarterly Report on Form 10-Q for the quarter ended February 28, 2002. Metron Technology does not undertake any obligation to update forward-looking statements.

                                       ###